Execution copy 7/24/13



AMENDED AND RESTATED COMMITTED FACILITY AGREEMENT

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD. ("PBL") and the counterparty specified on the signature page ("CUSTOMER"), hereby enter into this Committed Facility Agreement (this "AGREEMENT"), dated as of July 24, 2013.

Whereas PBL and Customer have entered into an Amended and Restated U.S. PB Agreement, dated as of the date hereof (the "U.S. PB Agreement") (the U.S. PB Agreement and this Agreement, collectively, the "40 ACT FINANCING AGREEMENTS").

Whereas BNP Paribas Prime Brokerage, Inc. ("PBI") and Customer have previously entered into a Committed Facility Agreement dated as of January 23, 2009 (the "ORIGINAL AGREEMENT").

Whereas PBI has assigned all its rights and obligations under the Original Agreement to PBL.

Whereas PBL and Customer hereby desire to amend and restate the Original Agreement as set forth herein.

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of PBL to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS -

         (a) Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the U.S. PB Agreement. The 40 Act Financing Agreements are included in the term "Contract," as defined in the U.S. PB Agreement.

         (b) "ACCOUNT AGREEMENT" means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

         (c) "BORROWING" means a draw of cash financing by Customer from PBL pursuant to Section 2 of this Agreement.

         (d)   "CLOSING DATE" means the execution date hereof.

         (e) "COLLATERAL REQUIREMENTS" means the collateral requirements set forth in Section 1 of Appendix A attached hereto.

         (f) "DEFAULT ACTION" means exercising any rights of set-off, liquidating positions or Contracts, terminating or accelerating any loan or Contract, canceling orders, closing out transactions, deducting charges from an account (other than normal charges for interest, clearing fees and ticket charges), selling any or all of the securities and commodities or other property that may be in possession or control of the BNPP Entities (either individually or jointly with others), buying-in any securities, commodities or other property that Customer's account or accounts may be short, or acting as attorney-in-fact with respect to Customer, any Customer account or any property in a Customer account.

         (g) "FIXED RATE FINANCING AMOUNT" means an amount of cash financing provided by PBL to Customer equal to $52,500,000 with a Fixed Rate Period duration of ten (10) years and an interest rate equal to the 10-Year Fixed Rate as set forth in Appendix B attached hereto.


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         (h)   "FIXED RATE FINANCING PREPAYMENT DATE" means the date on which a
               Fixed Rate Financing Prepayment Event occurs.

         (i) "FIXED RATE FINANCING PREPAYMENT EVENT" means, on any day during the Fixed Rate Period, (A) the date of termination of any 40 Act Financing Agreement in connection with (i) a Default, (ii) Facility Termination Event, or (iii) a request from Customer to terminate this Agreement in accordance with Section 13(e) herein is effective, and (B) the date of any prepayment of all or any portion of the Fixed Rate Financing Amount (including, as a result of a request from PBL to terminate all or any portion of the Fixed Rate Financing Amount) pursuant to Section 4 below.

         (j) "FIXED RATE PERIOD" means the period commencing on the Closing Date (the "FIXED RATE PERIOD EFFECTIVE DATE"), and expiring on the tenth anniversary of the Fixed Rate Period Effective Date, as adjusted, if necessary, in accordance with the Modified Following Business Day Convention, and unless the parties agree in writing to amend or extend the term of the relevant Fixed Rate Period (the "FIXED RATE PERIOD END DATE").

         (k) "FLOATING RATE FINANCING AMOUNT" means the Initial Floating Rate Financing Amount as adjusted on the Fixed Rate Period End Date or Fixed Rate Financing Prepayment Date, as applicable, in accordance with Section 2(d) below; provided, however, that Customer may, upon one (1) Business Day's prior written notice to PBL, reduce the Floating Rate Financing Amount one time each calendar month by an amount not to exceed 20% of the Initial Floating Rate Financing Amount.

         (l)   "INITIAL FLOATING RATE FINANCING AMOUNT" means $177,500,000.

         (m) "MODIFIED FOLLOWING BUSINESS DAY CONVENTION" means, with respect to any date, if such date would otherwise fall on a day that is not a Business Day, an adjustment will be made so that the relevant date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case the relevant date will be the first preceding day that is a Business Day.

         (n) "NET ASSET VALUE" means, with respect to Customer, the aggregate net asset value of the common stock issued by Customer calculated in accordance with U.S. generally accepted accounting principles.

         (o) "NET ASSET VALUE FLOOR" means, with respect to Customer, an amount equal to the greater of (i) 50% of the Net Asset Value of Customer, calculated as of the date of execution, and (ii) 50% of the Net Asset Value of Customer, calculated based on the Customer's Net Asset Value as of its most recent fiscal year end.

         (p) "OUTSTANDING DEBIT FLOATING RATE FINANCING" means the aggregate net cash balance (excluding current short sale proceeds) held under the 40 Act Financing Agreements minus the sum of all Fixed Rate Financing Amounts in effect, if such net cash balance is a debit, or zero if such aggregate net cash balance is a credit. For the purposes of calculating such aggregate net cash balance, if Customer holds credit or debit cash balances in non-USD currencies, PBL will convert each of these balances into USD at prevailing market rates to determine Customer's aggregate net cash balance.

2.       BORROWINGS -

         Subject to Section 7:

         (a) On the Closing Date, PBL shall (i) lend funds to Customer equal to the Fixed Rate Financing Amount and (ii) make funds available up to the Initial Floating Rate Financing Amount. Such cash financing shall be made available in immediately available funds.

         (b) Subsequent Borrowings on Floating Rate Financing Amount. In respect of cash financing available to the Customer in connection with the Floating Rate Financing Amount, any Borrowing (not to exceed the Floating Rate Financing Amount) following the Closing Date shall be made on written notice (the "BORROW REQUEST"), given by Customer to PBL not later than 10:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day) by Customer. Subject to Section 7, PBL shall, before 10:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that the Outstanding Debit Floating Rate Financing, taking into account the amount specified in the Borrow Request, does not exceed the Floating Rate Financing Amount) payable to the account designated by the Customer in such Borrow Request.

         (c) No Subsequent Borrowings on Fixed Rate Financing. On any day following the Closing Date, PBL shall not provide fixed rate financing to Customer on any amounts in excess of the Fixed Rate Financing Amount unless otherwise agreed by PBL in writing.

         (d) Conversion of Fixed Rate Financing Amounts to Floating Rate Financing Amounts.

            i. On the Fixed Rate Period End Date, the Fixed Rate Financing Amount shall be reduced to zero and the Floating Rate Financing Amount shall be correspondingly increased by the same amount. Such increase to the Floating Rate Financing Amount on such Fixed Rate Period End Date shall be deemed to be a separate Borrowing for the purposes of determining interest payments pursuant to Section 5 below.

           ii. At any time following the Closing Date, the Customer may elect to reduce all or any portion of the Fixed Rate Financing Amount and correspondingly increase the Floating Rate Financing Amount by the same amount. To the extent that such an action constitutes a Fixed Rate Financing Prepayment Event pursuant to
                Section 4 below, a Breakage Fee shall be payable by one party to the other in accordance with Section 8(c).

3.       REPAYMENT -

         (a) Upon the occurrence of a Facility Termination Event, an event described in Section 15(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by PBL in accordance with Section 1 of the U.S. PB Agreement.

         (b) Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(b) hereof.

4.       PREPAYMENTS -

         Customer may upon prior written notice to PBL stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Floating Rate Financing and/or Fixed Rate Financing Amount, together with any unpaid accrued interest to the date of such prepayment on the principal amount prepaid as follows: if such notice is sent to PBL (a) on or before 10:00 a.m. New York time on any Business Day, then Customer may prepay the relevant amount on such Business Day, and (b) after 10:00 a.m. New York time on any Business Day, then Customer may prepay such amount on the next Business Day; provided that Customer shall continue to be obligated to pay the commitment fee as set forth in Appendix B in respect of any undrawn Floating Rate Financing Amount. PBL may, upon 180 days' prior written notice to Customer, early terminate all or any portion of the Fixed Rated Financing Amount, in which case Customer shall be required to prepay the Fixed Rate Financing Amount (or portion thereof) in accordance with the preceding sentence on the effective termination date. For the avoidance of doubt, the prepayment or early termination of all or any portion of the Fixed Rate Financing Amount shall be a Fixed Rate Financing Prepayment Event, and a fee may apply to Customer or PBL pursuant to Section 8(c) below, but such prepayment shall not result in a termination of this Agreement or any commitment set forth herein in relation to any of Customer's remaining Borrowings.

         In the event of a Fixed Rate Financing Prepayment Event and at the request of Customer, PBL will use its commercially reasonable efforts to assign and novate the Interest Rate Hedging Transaction (as defined in Appendix B) to a third party designated by Customer, together with the principal amount. Any costs (including the principal amount of the associated loans) will be settled between PBL and the third party assignee.

5.       INTEREST -

         Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount has been paid in full, at the relevant rate specified in Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance; provided that, notwithstanding such capitalization, the failure by Customer to pay such interest when due, shall be a failure of Customer to comply with an obligation under this Agreement.

6.       SCOPE OF COMMITTED FACILITY -

         PBL may not take any of the following actions except upon at least 180 calendar days' prior notice (the "FACILITY MODIFICATION NOTICE"):

         (a) modify the Collateral Requirements other than in accordance with the terms of Appendix A;

         (b) recall or cause repayment of any cash loan under the 40 Act Financing Agreements;

         (c) modify the Customer Debit Rate, the Liquidity Premium, or the Commitment Fee, in each case as set forth in Appendix B attached hereto;

         (d) modify the fees, charges or expenses other than those described in clause (c) above, as set forth in Appendix B attached hereto (the "FEES"), provided that PBL may modify any Fees immediately if (i) the amount of such Fees charged to PBL, as the case may be, have been increased by the provider of the relevant services or (ii) consistent with increases generally to customers; or

         (e)   terminate any of the 40 Act Financing Agreements.

7.       CONDITIONS FOR COMMITTED FACILITY -

         The commitment as set forth in Section 6 only applies so long as -

         (a)   Customer satisfies the Collateral Requirements; and

         (b)   no Default or Facility Termination Event has occurred.

8.       ARRANGEMENT, BREAKAGE AND COMMITMENT FEES -

         (a) Customer shall pay when due an arrangement fee as set forth in Appendix B;

         (b) Customer shall pay when due a commitment fee as set forth in Appendix B;

         (c) Upon the occurrence of a Fixed Rate Financing Prepayment Event, one party shall pay to the other when due a Breakage Fee as set forth in Appendix B, provided, however, that such Breakage Fee shall not apply to the extent the relevant Fixed Rate Financing Amount and Interest Rate Hedging Transaction (as defined in Appendix B) has been assigned and novated in accordance with
               Section 4 above; and

         (d) In the event that this Agreement is terminated by Customer upon thirty (30) days' prior written notice pursuant to Section 13(e) hereto, Customer shall pay a Facility Breakage Fee as set forth in Appendix B.

9.       SUBSTITUTION -

         (a) After PBL sends a Facility Modification Notice, Customer may not substitute any collateral, provided that PBL may permit substitutions (the terms of which shall be determined by PBL in its sole discretion) upon request, which permission shall not be unreasonably withheld.

         (b) Prior to PBL sending a Facility Modification Notice, Customer may substitute collateral.

10.      COLLATERAL DELIVERY -

         If notice of a Collateral Requirement is sent to Customer orally or via facsimile or electronic mail or such other delivery method as the parties agree (in each case, with delivery deemed when sent): (i) on or before 10:00 a.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 10:00 a.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

11.      REPRESENTATIONS AND WARRANTIES -

         Customer hereby makes all the representations and warranties set forth in Section 4 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

12.      FINANCIAL INFORMATION -

         Customer shall provide PBL with copies of -

         (a) the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within 120 calendar days after the end of each fiscal year of Customer;

         (b) the most recent quarterly portfolio report of Customer, including net asset value of Customer, as soon as available and in any event within 90 calendar days after the end of each calendar quarter; and

         (c) the estimated net asset value statement of Customer as of any Business Day, upon request thereof by PBL.

13.      TERMINATION -

         (a) Upon the occurrence of a Facility Termination Event (as defined in clause (d) below), this Agreement automatically terminates; provided, however, that if there occurs a Facility Termination Event under Section 13(d)iii, this Agreement shall not automatically terminate, but instead the commitment referred to in Section 6 shall be reduced from 180 calendar days to 30 calendar days, notwithstanding any other provision herein.

         (b) Upon the occurrence of a Default, the BNPP Entities may terminate any of the 40 Act Financing Agreements and take Default Action.

         (c)   Each of the following events constitutes a "DEFAULT":

            i. Customer fails to meet the Collateral Requirements within one Business Day after the time periods set forth in Section 10;

           ii. Customer fails to deliver the financial information (1) within five Business Days after the time periods set out in Sections 12(a) and (b), and (2) within one Business Day after the time period set out in Section 12(c), provided that such cure periods shall apply only in respect of Section 12;

          iii. the Net Asset Value of Customer declines below the Net Asset Value Floor (unless such decline is also a Facility Termination Event under Section 9(d)iii, in which case such Section 9(d)iii shall apply);

           iv. any representation or warranty made or deemed made by Customer to PBL under any 40 Act Financing Agreements (including under
                 Section 11 herein) proves false or misleading when made or deemed made;

            v. Customer fails to comply with or perform any agreement or obligation under this Agreement or the other 40 Act Financing Agreements (other than those covered by Section 13(c)i or ii), provided, however, that other than a failure by Customer to make a payment due to a BNPP Entity or a Default as set forth in Sections 13(c)i, 13(c)ii, or 13(c)iv, such event or occurrence shall not be deemed a Default and Default Action may not be taken unless Customer has failed to remedy such event or occurrence within five Business Days; or

           vi. the filing by or against Customer of a petition or other proceeding in bankruptcy, insolvency or for the appointment of a receiver or upon the levy or attachment against any property or accounts of Customer.

         (d) Each of the following events constitutes a "FACILITY TERMINATION EVENT":

            i. there occurs any change in PBL's interpretation of any Applicable Law or the adoption of or any changes in the same (including, for the avoidance of doubt, any new or amended rules, requests, guidelines, and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) that, in the reasonable opinion of counsel to PBL, has the effect with regard to PBL of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by
                 PBL); provided, however, that it shall not be a Facility Termination Event if there occurs a change in, or change in PBL's interpretation of, any Applicable Law that results in a cost increase to PBL (as determined in its sole discretion), rather than a prohibition (as determined in PBL's sole discretion), and such cost increase is accepted by Customer (for the avoidance of doubt, such cost increase may be implemented by adjusting the fees and rates in Appendix B or in any other manner, as determined by PBL in its sole reasonable discretion);

           ii. the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement between Customer and a BNPP Entity, if applicable) by Customer under any contract with (A) a BNPP Entity or affiliate of a BNPP Entity or (B) a third party entity, where the aggregate principal amount of any such contract (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract) is not less than $10,000,000;

          iii. (A) the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month declines by thirty percent (30%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the immediately preceding calendar month, (B) the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month declines by forty percent (40%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the calendar month three months prior, or (C) the Net Asset Value of Customer as of the close of business on the last Business Day of any calendar month declines by fifty percent (50%) or more from the Net Asset Value of Customer as of the close of business on the last Business Day of the calendar month twelve months prior (for purposes of (A), (B) and (C) above, any decline in Net Asset Value shall not take into account any positive or negative change caused by capital transfers, such as redemptions, withdrawals, subscriptions, contributions, dividends or investments, howsoever characterized, and all amounts set forth in redemption notices received by or on behalf of Customer (notwithstanding the date the actual redemption shall occur));

           iv. the investment management agreement between Customer and its investment advisor ("ADVISOR") is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is acceptable to PBL in its sole discretion;

            v. the asset coverage for all borrowings constituting 'senior securities' (as defined for purposes of Section 18 of the Investment Company Act of 1940 ("1940 ACT")) of Customer falls below the 300% minimum required by Section 18(f)(1) of the 1940 Act or such other minimum percentage as may be approved by U.S. governmental authorities from time to time under applicable U.S. securities law (provided that, for purposes of this provision, such minimum percentage cannot be lower than 200%); or

           vi. Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed.

         (e) Customer or PBL may terminate this Agreement upon 180 days' prior written notice; provided that Customer may terminate this Agreement upon thirty (30) calendar days' written notice to PBL designating a date, not earlier than thirty days following the giving of such written notice (the "FACILITY BREAKAGE PAYMENT DATE"), on which such termination shall occur, subject to a Facility Breakage Fee.

14.      NOTICES -

         Notices under this Agreement shall be provided pursuant to Section 11(a) of the Account Agreement.

15.      COMPLIANCE WITH APPLICABLE LAW -

         (a) Notwithstanding any of the foregoing, to the extent required by Applicable Law -


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            i. the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

           ii. PBL may recall any outstanding loan under the 40 Act Financing Agreements;

          iii. PBL may modify the Collateral Requirements; and

           iv. The BNPP Entities may take Default Action.

         (b) This Agreement will not limit the ability of PBL to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law.

         (c) The BNPP Entities may exercise any remedies permitted under the Contracts if Customer fails to comply with Applicable Law.

16.      MISCELLANEOUS -

         (a) In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

         (b) This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

         (c) Section 15(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

         (d) This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

         (e) This Agreement and the other 40 Act Financing Agreements shall not be publicly distributed via syndication (for the avoidance of doubt, nothing in this Subsection shall affect the rephypothecation rights in the 40 Act Financing Agreements).

         (f) The Customer's Declaration of Trust is on file with the Secretary to the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Customer by the Customer's officers as officers and not individually, and the obligations imposed upon the Customer by this Agreement are not binding upon any of the Customer's trustees, officers or shareholders individually, but are binding only upon the assets and property of the Customer.

         (g) Notwithstanding anything in the U.S. PB Agreement to the contrary, all Collateral will be held by the Customer's custodian pursuant to a Special Custody and Pledge Agreement among the Customer, PBL and The Bank of New York Mellon (or any successor custodian).


(The remainder of this page is blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date specified on the first page of this Agreement.

                                    FIRST TRUST ENERGY INCOME AND
                                    GROWTH FUND (FKA ENERGY INCOME
                                    AND GROWTH FUND)


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                    BNP PARIBAS PRIME BROKERAGE
                                    INTERNATIONAL, LTD.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                                          Execution copy 7/24/13


APPENDIX A - COLLATERAL REQUIREMENTS

THIS APPENDIX forms a part of the Amended and Restated Committed Facility Agreement entered into between BNP Paribas Prime Brokerage International, Ltd. ("PBL") and First Trust Energy Income and Growth Fund ("CUSTOMER") (the "COMMITTED FACILITY AGREEMENT").

1.    COLLATERAL REQUIREMENTS -

      The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the "Positions") shall be the greatest of:

      (a) the sum of (i) the aggregate product of (x) the Collateral Percentage applicable to such Positions and (y) the Current Market Value of such respective Positions and (ii) 10% of the Fixed Rate Financing Amount;

      (b) the sum of the collateral requirements of such Positions as per Regulation T or Regulation X, as applicable, of the Board of Governors of the Federal Reserve System, as amended from time to time;

      (c) the sum of the collateral requirements of such Positions as per FINRA Rule 4210, as amended from time to time; or

      (d) 50% of the Portfolio Gross Market Value.

2.    ELIGIBLE SECURITIES -

      (a) Positions in the following eligible equity and fixed income security types ("ELIGIBLE SECURITIES") are covered under the Committed Facility
          Agreement:

          i. common stock traded on the following U.S. exchanges: the New York Stock Exchange, NASDAQ, NYSE Arca, and NYSE MKT;

          ii. non-USD common stock, provided such stock is (A) listed in the FTSE All-World Index, (B) traded on a major exchange in one of the following countries: Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia, or Portugal and (C) denominated in one of the following currencies: CAD, GBP, EUR, JPY, CHF, AUD or SEK; or

          iii. non-convertible and convertible preferred securities and corporate bonds denominated in USD, provided such securities are issued by an issuer incorporated in one of the following countries: USA, Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia, or Portugal.

      (b) Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value:

          i. any security type not covered above, as determined by PBL in its sole discretion;

          ii.   any short security position;

          iii. any security offered through a private placement or any restricted securities;

          iv. any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company, Euroclear, or Clearstream;

          v. any securities that are municipal securities, asset-backed securities, mortgage securities or Structured Securities (notwithstanding the fact that such securities would otherwise be covered);

          vi. to the extent 20% of the Eligible Collateral's Current Market Value consists of non-investment grade corporate bonds and/or preferred securities (for the avoidance of doubt, unrated securities are considered to be non-investment grade), any non-investment grade corporate bonds and preferred securities in excess of such 20%; and

          vii. to the extent 30% of the Eligible Collateral's Current Market Value consists of non-USD securities (whether common stock, preferred securities, or corporate bonds), any non-USD securities in excess of such 30%.

3.    EQUITY SECURITIES COLLATERAL PERCENTAGE -

      The Collateral Percentage for a Position consisting of applicable Eligible Securities shall be:

          i. subject to paragraphs ii and iii below, the sum of (A) the Equity Core Collateral Rate and (B) the product of (1) the Equity Core Collateral Rate and (2) the sum of the Equity Concentration Factor, the Equity Liquidity Factor, and the Equity Volatility Factor;

          ii. 100% if (A) the product determined under paragraph i above is greater than 100%, (B) the Current Market Value per share of the relevant equity securities is lower than USD $3, or (C) if
                Section 3(a), (b) or (c) so provides; and

          iii. determined by PBL on a case-by-case basis, if Customer or Customer's Advisor (i) is an Affiliate of the Issuer of the relevant equity securities or (ii) beneficially owns more than 9% of either (a) the voting interests of the Issuer or (b) any voting class of equity securities of the Issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise).

      (a) EQUITY CONCENTRATION FACTOR.

          The "EQUITY CONCENTRATION FACTOR" shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if the Position Concentration is equal to or greater than 10% of the Portfolio Gross Market Value.

          --------------------------  ---------------------------------------
            POSITION CONCENTRATION          EQUITY CONCENTRATION FACTOR
          --------------------------  ---------------------------------------
                 Less than 5%                            0
          --------------------------  ---------------------------------------
                  5%+ to 10%                            0.5
          --------------------------  ---------------------------------------

      (b) EQUITY LIQUIDITY FACTOR.

          The "EQUITY LIQUIDITY FACTOR" shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if the Days of Trading Volume is equal to or greater than 10.

          -------------------------------------------  -------------------------
                    DAYS OF TRADING VOLUME              EQUITY LIQUIDITY FACTOR
          -------------------------------------------  -------------------------
                          Less than 2                              0
          -------------------------------------------  -------------------------
          Equal to or greater than 2 and less than 5               1
          -------------------------------------------  -------------------------
          Equal to or greater than 5 and less than 7               2
          -------------------------------------------  -------------------------
          Equal to or greater than 7 and less than 10              3
          -------------------------------------------  -------------------------

      (c) EQUITY VOLATILITY FACTOR.

          The "EQUITY VOLATILITY FACTOR" shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if the Equity Volatility is equal to or greater than 100%.

          -----------------------------------------------  ---------------------
                              EQUITY                              EQUITY
                            VOLATILITY                      VOLATILITY FACTOR
          -----------------------------------------------  ---------------------
                           Less than 20%                            -0.15
          -----------------------------------------------  ---------------------
           Equal to or greater than 20% and less than 35%             0
          -----------------------------------------------  ---------------------
           Equal to or greater than 35% and less than 50%            0.5
          -----------------------------------------------  ---------------------
           Equal to or greater than 50% and less than 75%             1
          -----------------------------------------------  ---------------------
          Equal to or greater than 75% and less than 100%             2
          -----------------------------------------------  ---------------------

4.    DEBT SECURITIES COLLATERAL PERCENTAGE -

      The Collateral Percentage for a Position consisting of applicable Debt Securities shall be the sum of (A) the Debt Core Collateral Rate and (B) the product of (1) the Debt Core Collateral Rate and (2) the sum of the Debt Concentration Factor and the Debt Liquidity Adjustment; provided that the Collateral Percentage for any debt security which trades below 40% of its nominal value shall be 100%.

      (a) DEBT CORE COLLATERAL RATE.

          The "DEBT CORE COLLATERAL RATE" shall be based on the credit quality of the Issuer as set forth below. The lower of the S&P or Moody's rating as shown below will be used to determine the credit quality of the Issuer; provided, that if there is only one such rating, then the Debt Core Collateral Rate corresponding to such rating shall be used.

          ----------------------- ------------------------- --------------------
                                                                  DEBT CORE
               S&P'S RATING           MOODY'S RATING           COLLATERAL RATE
          ----------------------- ------------------------- --------------------
                 AAA to A-                Aaa to A3                  50%
          ----------------------- ------------------------- --------------------
               BBB+ to BBB-             Baa1 to Baa3                 50%
          ----------------------- ------------------------- --------------------
                BB+ to BB-               Ba1 to Ba3                  75%
          ----------------------- ------------------------- --------------------
               B+ to B- / NR            B1 to B3 / NR                75%
          ----------------------- ------------------------- --------------------
               CCC+ to CCC-             Caa1 to Caa3                100%
          ----------------------- ------------------------- --------------------
          Below CCC- or defaulted  Below Caa3 or defaulted          100%
          ----------------------- ------------------------- --------------------

      (b) DEBT CONCENTRATION FACTOR

          The "DEBT CONCENTRATION FACTOR" shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if the Position Concentration is equal to or greater than 10% of the Portfolio Gross Market Value.

          ----------------------------  ----------------------------------------
             POSITION CONCENTRATION             DEBT CONCENTRATION FACTOR
          ----------------------------  ----------------------------------------
                  Less than 5%                              0
          ----------------------------  ----------------------------------------
                   5%+ to 10%                              0.5
          ----------------------------  ----------------------------------------

      (c) DEBT LIQUIDITY ADJUSTMENT

          The "DEBT LIQUIDITY ADJUSTMENT" shall be determined pursuant to the following table; provided that, notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if its percentage of Issue Size is equal to or greater than 10%.

          --------------------------  ------------------------------------------
           PERCENTAGE OF ISSUE SIZE            DEBT LIQUIDITY ADJUSTMENT
          --------------------------  ------------------------------------------
               Less than 10%                               0
          --------------------------  ------------------------------------------

5.    POSITIONS OUTSIDE THE SCOPE OF THIS APPENDIX -

      For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix shall be determined by PBL in its sole discretion.

6.    ONE-OFF COLLATERAL REQUIREMENTS -

      From time to time PBL may, at its sole discretion, agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Collateral Percentage determined pursuant to Sections 3 and 4 hereof and PBL shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance to Sections 3 and 4 hereof.

7.    CERTAIN DEFINITIONS -

      (a) "AFFILIATE" means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933.

      (b) "BLOOMBERG" means the Bloomberg Professional service.

      (c) "COLLATERAL PERCENTAGE" means the percentage as determined by PBL according to this Appendix A.

      (d) "CURRENT MARKET VALUE" means with respect to a Position, an amount equal to the product of (i) the number of the relevant security and
          (ii) the price per share of the relevant security (determined by PBL).

      (e) "DAYS OF TRADING VOLUME" means with respect to an equity security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position, as numerator and (ii) the 90-day average daily trading volume of such security as shown on Bloomberg (or, if the 90-day average daily trading volume of such security is unavailable, the 30-day average daily trading volume of such security, as determined by PBL in its sole discretion), as denominator.

      (f) "DEBT SECURITY" means convertible and non-convertible preferred securities and corporate debt securities.

      (g) "EQUITY CORE COLLATERAL RATE" means 15%.

      (h) "EQUITY VOLATILITY" means with respect to an equity security, the 90-day historical volatility of such security as determined by PBL in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by PBL in its sole discretion.

      (i) "GROSS MARKET VALUE" of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

      (j) "ISSUER" means, with respect to an applicable security, the issuer of such security.

      (k) "ISSUE SIZE" means with respect to a Position in an applicable security of an Issuer, the aggregate market value of all such securities issued by the Issuer and still outstanding.

      (l) "PORTFOLIO GROSS MARKET VALUE" means the Gross Market Value of all of Customer's Positions that are Eligible Securities.

      (m) "POSITION CONCENTRATION" means with respect to a Position, an amount equal to the quotient of (i) the absolute value of the Current Market Value of such Position and (ii) the Gross Market Value of all of Customer's Positions, expressed as a percentage; provided that in the event that two Positions hedge one another as determined by PBL, only the absolute value of the Current Market Value of the unhedged portion of such Positions shall be considered for the purposes of Section 3(a).

      (n) "STRUCTURED SECURITIES" means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

                                                          Execution copy 7/24/13


                                   APPENDIX B

                                    PRICING

--------------------------------------------------------------------------------
                   FIRST TRUST ENERGY INCOME AND GROWTH FUND
--------------------------------------------------------------------------------
                 BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                FINANCING RATES
--------------------------------------------------------------------------------

       CUSTOMER DEBIT RATE (applicable to the Outstanding Debit Floating
                                Rate Financing)

              1 Month LIBOR + 70 bps per annum on the drawn amount

                                    ISO CODE

                                      USD

                               10-YEAR FIXED RATE

                   Fixed Base Rate + Liquidity Premium, where

                          Fixed Base Rate = 267.97 bps

                           Liquidity Premium = 70 bps


--------------------------------------------------------------------------------
                                ARRANGEMENT FEE
--------------------------------------------------------------------------------

Customer shall pay an arrangement fee equal to the product of the Fixed Rate Financing Amount and 10 bps upon execution, to be paid on the Closing Date.


--------------------------------------------------------------------------------
                                 COMMITMENT FEE
--------------------------------------------------------------------------------

Customer shall pay a commitment fee equal to 80 bps per annum on the amount of undrawn Floating Rate Financing Amount, to be paid when the amounts calculated under the Financing Rates section above are due.


--------------------------------------------------------------------------------
                                  BREAKAGE FEE
--------------------------------------------------------------------------------

Upon the occurrence of a Fixed Rate Financing Prepayment Event, Customer and PBL shall, in good faith and a commercially reasonable manner, jointly determine a Breakage Fee equal to the cost (or benefit) of entering into a replacement swap rate transaction to offset the Interest Rate Hedging Transaction as follows:

    (a) Both parties shall each seek to obtain two market quotations from Reference Market-makers by 12:00 p.m. New York time on the Business Day following the Fixed Rate Financing Prepayment Date (the "DETERMINATION DATE"). The parties shall determine the Breakage Fee at such time by taking the average of the market quotations obtained as of such time, and taking into account any associated commission fees and transaction costs to terminate the existing swap rate transaction (if any) and enter into the replacement swap rate transaction. If, as of 12:00 p.m. New York time, (i) only one market quotation is obtained, such market quotation shall be used for the Breakage Fee determination or (ii) no market quotations have been obtained, PBL shall determine the rate of such replacement swap transaction, subject to approval by Customer and such approval will not be unreasonably withheld.

    (b) If entering into the replacement swap rate transaction results in (a) an economic benefit to PBL, then PBL shall pay the Breakage Fee to Customer, and (b) an economic cost to PBL, then Customer shall pay the Breakage Fee to PBL, in either event, by the close of business on the Determination Date.

    (c) "INTEREST RATE HEDGING TRANSACTION" means an assumed transaction that could be entered into to hedge the interest rate risk in connection with providing the Fixed Rate Financing Rate on the Fixed Rate Financing Amount for the term of the Fixed Rate Period. For purposes of any calculations to be used herein, the terms of the Interest Rate Hedging Transaction shall be as follows:

          i.    The Notional Amount will be equal to the Fixed Rate Financing
                Amount.

          ii.   The Trade Date will be the Closing Date.

          iii. The Effective Date will be two (2) Business Days following the Trade Date.

          iv. The Termination Date will be ten (10) years from the Effective Date, as adjusted, if necessary, in accordance with the Modified Following Business Day Convention.

          v.    PBL Pays Fixed/ Receives Floating; Monthly.

          vi.   Fixed Rate will be the Fixed Base Rate.

          vii. Floating Rate Option will be USD-LIBOR-BBA. The Designated Maturity will be 1 Month.


          viii. Fixed / Floating Rate Day Count Fraction will be: Actual/360.

          ix.   Business Days will be London and New York Business Days.

    (d) "REFERENCE MARKET-MAKER" means a leading dealer in the relevant market selected by the relevant party in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.


--------------------------------------------------------------------------------
                             FACILITY BREAKAGE FEE
--------------------------------------------------------------------------------

       In the event that this Agreement is terminated by Customer upon thirty
(30) days' prior written notice to PBL, Customer shall pay to PBL a Facility Breakage Fee due on the Facility Breakage Payment Date. The "FACILITY BREAKAGE FEE" shall be equal to the sum of the Facility Breakage Rate and any unpaid accrued interest. For the purposes of the foregoing, "FACILITY BREAKAGE RATE" means the product of (i) the Final Commitment Amount and (ii) 7.5 bps. The "FINAL COMMITMENT AMOUNT" shall be the sum of the Fixed Rate Financing Amount and the Floating Rate Financing Amount as of the Facility Breakage Payment Date.


                                       2